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                                  EXHIBIT 99.1

CONTACT:                   JOSEPH MACNOW
                          (201) 587-1000



                                                            VORNADO REALTY TRUST
                                                          Park 80 West, Plaza II
                                                  Saddle Brook, New Jersey 07663





FOR IMMEDIATE RELEASE - SEPTEMBER 22, 1997

               SADDLE BROOK, NEW JERSEY.......VORNADO REALTY TRUST
(NYSE:VNO) today announced that it has entered into an agreement to acquire a 15% limited partnership interest in Charles E. Smith Commercial Realty, L.P. for $60 million. Charles E. Smith Commercial Realty, L.P. is being formed to own interests in and manage approximately 7.2 million square feet of office properties in Crystal City, Alexandria, Virginia, a suburb of Washington D.C., and to manage an additional 14 million square feet of office and other commercial properties in the Washington, D.C. area. The Crystal City properties in which Charles E. Smith Commercial Realty, L.P. will own an interest are now owned by various Charles E. Smith affiliates.

              The closing which is expected to occur at the end of October, is subject to receipt of consents from various parties and other conditions.

              Vornado Realty Trust is a fully-integrated equity real estate investment trust.




              Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.


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